Exhibit 99.2

NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

Financial Institutions, Inc. Announces Quarterly Dividend

WARSAW, N.Y., May 21, 2014 – Financial Institutions, Inc. (the “Company”) (NASDAQ: FISI) announced today that its Board of Directors has approved a quarterly cash dividend of $0.19 per outstanding common share. The Company also announced dividends of $0.75 per share on Series A 3% preferred stock and $2.12 per share on series B-1 8.48% preferred stock. All dividends are payable July 2, 2014 to shareholders of record as of June 13, 2014.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiary, Five Star Bank. Five Star Bank offers a broad array of deposit, lending and other financial services to individuals, municipalities and businesses through a network of over 50 offices in Western and Central New York State. The Company employs over 600 individuals and its stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

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Safe Harbor Statement

This news release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; changes in the Company’s dividend policy; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this news release.

For additional information contact:

Kevin B. Klotzbach

Executive VP, Chief Financial Officer & Treasurer

Phone: 585.786.1130

Email: KBKlotzbach@five-starbank.com

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